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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
FIRST MARINER BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, May 3, 2005, AT 7:15 A.M.
at
FIRST MARINER BANCORP
3301 Boston Street
Baltimore, Maryland 21224

        The Annual Meeting of Stockholders of First Mariner Bancorp, a Maryland corporation, will be held on May 3, 2005, at 7:15 a.m., local time, at First Mariner Bancorp, 3301 Boston Street, Baltimore, Maryland 21224 to consider and vote upon:

        1. The election of six directors to serve until the Annual Meeting of Stockholders to be held in 2008, and until their successors are duly elected and qualified.

        2. To consider and act on a stockholder proposal regarding the separation of the positions of Chairman of the Board and Chief Executive Officer.

        3. Any other matters that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 24, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed postage-paid return envelope. You may revoke your Proxy at any time prior to or at the meeting by voting at the meeting or by timely and proper delivery prior to the meeting of a duly executed later-dated proxy.

        You are cordially invited to attend the meeting in person.

                      By Order of the Board of Directors,

                      Eugene A. Friedman
                      SECRETARY

April 1, 2005

FIRST MARINER BANCORP
3301 Boston Street
Baltimore, Maryland 21224

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 3, 2005 AT 7:15 A.M.

SOLICITATION AND REVOCATION OF PROXIES

        The enclosed proxy is solicited by the Board of Directors of First Mariner Bancorp (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 3, 2005 at First Mariner Bancorp, 3301 Boston Street, Baltimore, Maryland 21224. The proxy is revocable at any time prior to or at the Meeting by voting at the Meeting or by timely and proper delivery prior to the Meeting of a duly executed later-dated proxy. In addition to solicitation by mail, proxies may be solicited by officers, directors and employees of the Company who will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to beneficial owners of the common stock of the Company registered in names of nominees. This proxy material is being sent to the Company's stockholders on or about April 1, 2005.

OUTSTANDING SHARES AND VOTING RIGHTS

        Stockholders of record at the close of business on March 24, 2005 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 5,832,926 shares of common stock, $.05 par value ("Common Stock"), each of which is entitled to one vote.

        The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of a majority of all shares voted at the Meeting is sufficient to carry motions presented with respect to Proposals One and Two, described in this Proxy Statement. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates individuals to serve as the Inspectors of Elections for purposes of tallying shares voted who will be present at the Meeting.

        All proxies will be voted as directed by the stockholder on the proxy card. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

  •
  FOR the nominees for directors named below.

  •
  AGAINST the stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer.

  •
  If other matters are properly presented at the meeting, persons named as the proxies will have discretion to vote on those matters according to their best judgment.

        If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole investment powers with respect to each of the shares reported as beneficially owned by such person. Except as otherwise noted, the address of each person named below is the address of the Company.

Name and Address	Number of Shares	Percent of Class(1)
Edwin F. Hale, Sr. (2)	1,359,490	20.68%
Barry B. Bondroff (3)	56,392.97%
Thomas L. Bromwell (4)	873.01%
Edith B. Brown (5)	4,233.07%
John Brown III (6)	1,733.03%
Stephen A. Burch (7)	3,133.05%
Rose M. Cernak (8)	43,031.74%
Joseph A. Cicero (9)	127,059	2.15%
Howard Friedman (10)	29,933.51%
Bruce H. Hoffman (11)	74,227	1.27%
George H. Mantakos (12)	117,426	1.99%
John J. Oliver, Jr. (13)	3,217.06%
Patricia Schmoke, MD (14)	2,667.05%
Hanan Y. Sibel (15)	30,343.52%
Leonard Stoler (16)	54,923.94%
Hector Torres (17)	1,134.02%
Michael R. Watson (18)	6,168.11%
All directors and executive officers as a group (18 persons)(19)	1,985,856	29.13%
Jeffrey L. Gendell (20)	507,946	8.71%
Tontine Partners, L.P. Tontine Management L.L.C. Tontine Financial Partners L.P. Tontine Overseas Associates, L.L.C 237 Park Avenue Suite 900 New York, New York 10012
Wellington Management Company, LLP (21) 75 State Street Boston, Massachusetts 02109	494,800	8.48%

(1)
Includes shares of Common Stock subject to options and warrants held by the named individual which are exercisable as of or within 60 days of March 24, 2005.

(2)
Includes 11,664 shares in his Individual Retirement Account; also includes warrants to purchase 408,839 shares and options to purchase 332,000 shares.

(3)
Includes 39,242 shares in his Individual Retirement Account, and 8,130 shares held jointly with his wife; and options to purchase 9,020 shares.

(4)
Includes 40 shares held jointly with his wife, and options to purchase 833 shares.

(5)
Includes 1,000 shares owned by her husband in which she may be deemed to have beneficial ownership, and options to purchase 2,233 shares.

(6)
Includes options to purchase 1,433 shares.

(7)
Includes options to purchase 933 shares.

(8)
Includes 11,000 shares held jointly with her husband, 4,000 shares owned by her husband in his Individual Retirement Account in which she may be deemed to have beneficial ownership, 4,000 shares held by Olde Obrycki's Crab House, Inc., of which she is the owner, and 100 shares owned by her granddaughter in which she may be deemed to have beneficial ownership; also includes warrants to purchase 3,666 shares and options to purchase 3,043 shares.

(9)
Includes options to purchase 84,000 shares.

(10)
Includes 10,444 shares owned by his son and 10,444 shares owned by his daughter in which he is deemed to have beneficial ownership and also includes options to purchase 1,833 shares.

(11)
Includes 3,430 shares held in an Individual Retirement Account for his wife in which he may be deemed to have beneficial ownership and 3,230 shares held in his retirement account; also includes warrants to purchase 3,666 shares and options to purchase 4,354 shares.

(12)
Includes 34,900 shares held in his Individual Retirement Account, and options to purchase 77,550 shares.

(13)
Includes options to purchase 3,117 shares.

(14)
Includes options to purchase 2,567 shares.

(15)
Includes options to purchase 3,243 shares.

(16)
Includes options to purchase 2,823 shares.

(17)
Includes options to purchase 534 shares.

(18)
Includes 1,535 shares held jointly with his wife, and options to purchase 4,633 shares.

(19)
Includes warrants to purchase 416,171 shares and options to purchase 567,149 shares.

(20)
As reported by Jeffrey L. Gendell, Tontine Partners, L.P. ("TP"), Tontine Financial Partners, L.P. ("TFP"), Tontine Management, L.L.C. ("TM") and Tontine Overseas Associates, L.L.C.("TOA") in a Schedule 13D/A, filed June 19, 2002 with the SEC, which reported shared power to vote or direct the vote of the shares. Each of TP and TFP is a private investment limited partnership. TM is the general partner of TP and TFP. TOA is an investment advisor engaging in the purchase and sale of securities on behalf of its clients. Mr. Gendell serves as the managing member of TM and TOA.

(21)
As of December 31, 2004, the most recent public information available filed on Schedule 13G by Wellington Management Company, LLP ("Wellington Management"). Wellington Management in its capacity as an investment adviser, may be deemed to have beneficial ownership of 496,000 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class of shares. Wellington Management has shared voting authority over 453,600 shares and shared dispositive power over 494,800 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

Proposal One:
ELECTION OF DIRECTORS

        The Board proposes the election of the six directors named below, to hold office for a three year term until the Annual Meeting of Stockholders to be held in the year 2008, and until the election and qualification of their successors. All of the nominees are currently directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms in accordance with the Company's Charter and By-Laws. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR election of all nominees.

        Information concerning the persons nominated for election and for those directors whose term of office will continue after the Meeting is set forth below.

Nominees for Election

Term to Expire in 2008

Name	Age	Director Since
Edwin F. Hale, Sr.	58	1995
Barry B. Bondroff	56	1995
Bruce H. Hoffman	57	1995
Patricia Schmoke, MD	51	1999
John Brown III	57	2002
Stephen A. Burch	55	2002

        Edwin F. Hale, Sr. is Chairman and Chief Executive Officer of the Company and of First Mariner Bank (the "Bank"). He is also the Chairman of the Baltimore Blast Corp., an indoor soccer franchise. Mr. Hale is the former Chairman of the Board and Chief Executive Officer of Baltimore Bancorp, which is now Wachovia Corporation.

        Barry B. Bondroff is a Managing Partner for Smart & Associates in Baltimore, MD. Prior to that he was the managing officer of Grabush, Newman & Co., P.A. a certified public accounting firm, since 1982. Mr. Bondroff is a member of the American Institute of Certified Public Accountants, and is a former member of the Board of Directors of Baltimore Bancorp.

        Bruce H. Hoffman is the Senior Vice President with Gilbane Building Company. He had previously served as the executive director of the Maryland Stadium Authority from 1989 until 2000. He is a former member of the Board of Directors of Baltimore Bancorp.

        Patricia Schmoke, MD has been a practicing ophthalmologist since 1982. She is also the president of Metropolitan Eye Care Associates, providing eye care with Baltimore Medical System.

        John Brown III is President of M.B.K. Enterprises, Inc. (R. J. Bentleys' Restaurant) and managing partner of the College Park Professional Center. Mr. Brown is also the former Chairman of the Maryland Stadium Authority.

        Stephen A. Burch is President, Comcast Cable Atlantic Division and has served in this capacity since 1999.

Continuing Directors

Term to Expire in 2007

Name	Age	Director Since
Edith B. Brown	71	1998
Thomas L. Bromwell	56	2002
Rose M. Cernak	74	1995
George H. Mantakos	62	1994
Michael R. Watson	62	1998
Hector Torres	53	2003

        Edith B. Brown has been the principal of Edie Brown & Associates since 2000. She is an independent consultant in Public Relations to the state department of tourism, film, arts, sports and entertainment at Centre Management where she served as a director from 1979-2000.

        Thomas L. Bromwell is the President and Chief Executive Officer of the Injured Workers Insurance Fund (IWIF). Mr. Bromwell served in the Maryland General Assembly for 24 years and was the Chair of the Finance Committee for 8 years.

        Rose M. Cernak has been the owner and president of Olde Obrycki's Crab House, Inc. since 1995. Prior thereto, Ms. Cernak acted as a general manager and vice president of Obrycki's. She is a former member of the Board of Directors of Baltimore Bancorp. Mrs. Cernak will be unable to complete the full term of director as she will be 75, the mandatory retirement age of the director under the by-laws.

        George H. Mantakos is Executive Vice President of the Company, and the President of the Bank. Mr. Mantakos previously served as President of the Company and Chief Executive Officer of the Bank. Prior thereto, Mr. Mantakos was a founder and organizer of Maryland Bank, FSB, the predecessor of the Bank.

        Michael W. Watson is the President of the American Pilots Association. He was the former President of the Association of Maryland Pilots.

        Hector Torres is the Executive Director of the Governor's Commission on Hispanic Affairs. He was formerly the Battalion Chief and Public Information Officer of the Baltimore City Fire Department.

Continuing Directors

Term to Expire in 2006

Name	Age	Director Since
Joseph A. Cicero	60	1996
Howard Friedman	39	1999
John J. Oliver, Jr.	59	1997
Hanan Y. Sibel	73	1995
Leonard Stoler	74	1995

        Joseph A. Cicero is the President of the Company and Chief Operating Officer of the Bank. Mr. Cicero was Maryland Area President of First Union Bank during 1996 and Maryland Area President for First Fidelity Bank from November 1994 to December 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer and Director of Baltimore Bancorp from January 1992 to November 1994.

        Howard Friedman has been the Chairman of Circa Capital, since 1997. From 1987 to 1997 he was the Publisher and CEO of Whitemark Press, Inc. He is the managing partner of Lanx Capital LLC, a hedge fund advisory firm.

        John J. Oliver, Jr. has been the CEO and Publisher of the Afro-American Newspapers since 1996.

        Hanan Y. Sibel is the chief executive officer of Sibel Enterprises. He had previously served as Chairman/CEO of MAI-Chaimson, Inc., a food brokerage company.

        Leonard Stoler has been the owner and president of Len Stoler Inc., an automobile dealership, since 1968. He is also the president of LBH Holdings Real Estate.

Director Emeritus

        We currently have one director emeritus. Melvin S. Kabik, formerly a director of the Company, reached mandatory retirement age in 2001 and was appointed as a director emeritus.

BOARD MEETINGS AND COMMITTEES

GOVERNANCE OF THE COMPANY

        Our business, property and affairs are managed by or, are under the direction of, the Board of Directors, pursuant to the General Corporation Law of the State of Maryland and our By-laws. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman, with the President and other Executive Officers, and with key members of management by reviewing materials provided to them and participating in meetings of the Board and its committees.

        The Board of Directors and management have been reviewing the corporate governance policies and practices of the Company. This includes comparing our current policies and practices to policies and practices suggested by our outside counsel and other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the company. We have adopted changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and Nasdaq.

Director Independence

        The Board of Directors has determined that all of its members are independent and meet the independence requirements of The Nasdaq Stock Market, except for the management directors, Edwin F. Hale, Sr., Joseph A. Cicero and George H. Mantakos, who are each executive officers of the Company.

Directors Attendance at Annual Meeting

        Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, all directors are encouraged to attend the annual meeting of stockholders and the annual meeting of the Board of Directors. All of the Company's directors attended the annual meeting on May 4, 2004.

Stockholder Communications with the Board of Directors

        Stockholders may communicate directly with any member of the Board of Directors of the Company by writing the First Mariner Bancorp Board of Directors, 3301 Boston Street, Baltimore, MD 21224. Communications received are distributed to the Chairman of the Board, Chairman of the Audit Committee or other member of the Board as appropriate, depending on the facts and circumstances of the communications.

Committees of the Board of Directors

        The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee, a Community Action Committee and a Compensation Committee. During 2004, the Board of Directors met eight times, the Audit Committee met five times, the Community Action Committee met three times and the Compensation Committee met three times. Each director attended at least 75% or more of all meetings of the Board of Directors and Committees of the Board on which he or she served.

EXECUTIVE COMMITTEE

        The Executive Committee of the Board of Directors also serves as the Company's Asset and Liability Management Committee (ALCO). The Executive Committee consists of Edwin F. Hale, Sr. (Chairman), Barry B. Bondroff, Joseph A. Cicero, Bruce H. Hoffman, Michael R. Watson, George H. Mantakos and Stephen A. Burch. The Executive Committee met once in 2004.

        In its capacity as the ALCO Committee, the Executive Committee reviews reports prepared by management, which includes analysis of interest rate and liquidity risk, capital adequacy, and the performance and quality of the Company's investment portfolio. The ALCO Committee sets policies which govern interest rate and liquidity risk, capital adequacy, and investment portfolio management. The ALCO Committee meets quarterly and presents reports of its meetings to the full Board.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is comprised of three independent directors, all of whom have no financial or personal ties to the Company (other than director compensation and equity ownership as described in this proxy statement), as "independence" is defined in the National Association of Securities Dealers' listing standards and the provisions of the Sarbanes-Oxley Act of 2002 and the final rules adopted by the Securities Exchange Commission ("Final Rules").

        The Audit Committee discussed with the Company's senior management and independent auditors the process used for certifications by the Company's CEO and CFO which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for filings with the Securities and Exchange Commission.

        The Board of Directors has determined that Barry B. Bondroff, CPA is a financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act. Mr. Bondroff meets the standard for independence required by the Final Rules.

        The Audit Committee of the Board of Directors consists of Michael R. Watson (Chairman), Barry B. Bondroff and John Brown III, each of whom is independent consistent with Nasdaq's independent director and audit committee listing standards. The Audit Committee meets with management and independent accountants to review financial results and the quarterly and annual reports, discuss the financial statements, the auditor's independence and accounting methods, and recommend and review with such accountants and management the internal accounting procedures and controls. The Audit Committee is responsible for recommending to the Board the selection of the independent public accountants and also reviews, considers and makes recommendations regarding proposed related party transactions, if any. The Audit Committee acts under a written charter first adopted by the Board in 2000, which was amended and restated in 2004. A copy of the Audit Committee Charter can be found on the Company's website at www.1stmarinerbancorp.com.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors consists of Barry B. Bondroff (Chairman), Edith B. Brown and Bruce H. Hoffman, each of whom is independent consistent with Nasdaq's independent director and listing standards. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines the employees to whom stock based compensation is granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements. The Compensation Committee acts under a written charter first adopted by the Board in 2004. The charter is available on the Company's website.

NOMINATING COMMITTEE

        The Nominating Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. The duties and responsibilities of the Nominating Committee include, among other things:

  •
  Establish criteria and qualifications for Board membership, including standards for assessing independence.

  •
  Identify and consider candidates, including those recommended by stockholders and others, to fill positions on the Board, and assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

  •
  Recommend to the Board candidates for election or reelection at each annual meeting of stockholders

        In evaluating candidates for nominees for director, the Nominating Committee considers the needs of the Company with respect to the particular talents and experience of its directors. Nominees should have, among other things, the highest ethical standards and integrity; a willingness to act and be accountable for Board decisions; an ability to provide wise, informed and thoughtful counsel to top management on a range of issues; loyalty and commitment to driving the success of the Company; sufficient time to devote to the affairs of the company; and a history of achievements that reflect high standards for the nominee and others.

        The Nominating Committee may identify director nominees through a combination of referrals, including by management, existing Board members, stockholders, direct solicitations and from outside search firms if warranted. Once a candidate has been identified, the Nominating Committee reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.

        The Nominating Committee's recommendations are presented to the Board of Directors at regularly scheduled meetings. The Nominating Committee will also consider those recommendations by stockholders which are submitted in writing to the Secretary of the Corporation, giving the recommended candidates name, biographical data and qualifications. Pursuant to the Company's By-laws, any stockholder that wishes to submit director nominations should submit advance notice of the proposed nomination to the Secretary of the Company not less than 90 days or more than 120 days prior to the meeting date, provided that if the date of the annual meeting has been changed by more than 30 days from the anniversary of the annual meeting date stated in the previous year's proxy statement, nominations must be received by the Company not later than the close of business on the tenth day following the public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's By-laws.

        The Nominating Committee has adopted a Charter, a copy of which is available on the Company's website. The Nominating Committee consists of Bruce H. Hoffman (Chairman), Barry B. Bondroff, Michael R.Watson, and Stephen A. Burch, each of whom is independent consistent with Nasdaq's independent director and audit committee listing standards.

        The Nominating Committee received no security holder recommendations for nomination to the Board of Directors in connection with the 2005 Meeting. All of the nominees for election to the Board at the Meeting are incumbent directors, standing for reelection.

COMMUNITY ACTION COMMITTEE

        The Community Action Committee of the Board of Directors of the Company is comprised of four directors. The members of the Committee are John J. Oliver, Jr., (Chairman), Joseph A. Cicero, Hector Torres and Dr. Patricia Schmoke. The Committee reviews the compliance of the Company and its subsidiaries and affiliates with the Community Reinvestment Act and the Home Mortgage Disclosure Act and the regulations, rules and guidelines promulgated thereunder.

DIRECTOR COMPENSATION

        Directors receive fees for their services, and are reimbursed for expenses incurred in connection with their service as directors. Directors receive $1,000 (was $900 in 2004) for each Board meeting attended, $1,000 (was $900 in 2004) for each committee meeting not on the same day as a Board meeting, $600 (was $500 in 2004) for each meeting of the Company's subsidiary Finance Maryland, LLC, consisting of one outside director, and $250 (was $200 in 2004) for attending the meeting of the Bank's Loan Committee, consisting of one outside director. The members of the Audit Committee meeting receive $2,000 (was $1,500 in 2004) for each Audit Committee attended. Directors also receive a yearly grant of stock options to purchase 500 shares of common stock and are granted stock options to purchase 100 shares of common stock for each committee meeting they attend. Each committee chairman receives options to purchase 150 shares of common stock for each committee meeting he attends. Directors receive no other compensation for attending meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock made all required filings during the fiscal year ended December 31, 2004.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company and to any other executive officer of the Company or the Bank who received compensation in excess of $100,000 during any of the last three fiscal years of the Company.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)		Securities Underlying Options	All Other Compensation(2)
Edwin F. Hale, Sr. Chairman of the Board and Chief Executive Officer of the Company and the Bank	2004 2003 2002	$ $ $	480,000 425,000 350,000	$ $ $	244,000 296,000 120,000	$ $ $	20,543 14,039 14,039	0 70,000 50,000	$ $ $	5,855 5,540 5,393
Joseph A. Cicero President of the Company and Chief Operating Officer of the Bank	2004 2003 2002	$ $ $	240,000 230,000 212,500	$ $ $	73,600 62,350 66,100	$ $ $	7,229 7,229 7,229	0 20,000 15,000	$ $ $	7,949 7,614 7,302
George H. Mantakos Executive Vice President of the Company and President of the Bank	2004 2003 2002	$ $ $	206,000 197,500 185,000	$ $ $	83,200 73,700 77,600	$ $ $	8,539 5,141 5,141	0 17,500 15,000	$ $ $	8,405 8,275 7,942
Mark A. Keidel Chief Financial Officer of the Company and the Bank	2004 2003 2002	$ $ $	155,000 141,500 125,000	$ $ $	45,280 38,550 38,050	$ $ $	0 0 0	0 12,500 7,500	$ $ $	3,431 3,231 3,064

(1)
The amount disclosed represents car lease payments made by the Company on behalf of Mr. Hale and Mr. Mantakos, respectively, depreciation on a bank car provided to Mr. Cicero and cost of security provided to Mr. Hale.

(2)
The amount disclosed represents matching funds under the Company's 401(k) plan, life insurance coverage of up to two times the annual base salary under an endorsement split dollar arrangement for each of the named executive officers. The maximum coverage under the arrangement is $300,000. The economic value of life insurance coverage for Mr. Hale, Mr. Cicero, Mr. Mantakos, and Mr. Keidel for 2004, 2003 and 2002 were $3,355, $3,641, $4,293 and $829 respectively.

Option Grants in Last Fiscal Year

        There were no executive officer stock or option grants during 2004.

Aggregated Option Exercises In Last Fiscal Year and
Fiscal Year End Option Values

        No stock options were exercised by the executive officers named in the Summary Compensation Table during 2004. The following table sets forth certain information regarding unexercised options held by the named executive officers as of December 31, 2004:

	Aggregate Fiscal Year-End Option Values
	Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
Name
	Exercisable		Unexercisable		Exercisable	Unexercisable
Edwin F. Hale, Sr.	288,667	(2)	23,333	(6)	$2,438,416	$137,198
Joseph A. Cicero	67,333	(3)	6,667	(7)	$594,218	$39,200
George H. Mantakos	64,217	(4)	5,833	(8)	$546,524	$34,300
Mark A. Keidel	23,833	(5)	4,167	(9)	$196,555	$24,500

(1)
Represents the total gain which would be realized if all in-the-money options held at December 31, 2004 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2004 of $17.56.

(2)
The exercise price of these options is $9.09 per share with respect to 132,000 of these options, $8.6875 per share with respect to 10,000 of these options, $5.625 per share with respect to 10,000 of these options, $5.50 per share with respect to 40,000 of these options, $10.45 with respect to 50,000 of these options, and $11.68 with respect to 46,667 of these options.

(3)
The exercise price of these options is $9.09 per share with respect to 16,500 of these options, $5.625 per share with respect to 7,500 of these options, $5.50 per share with respect to 15,000 of these options, $10.45 with respect to 15,000 of these options, and $11.68 per share with respect to 13,333 of these options.

(4)
The exercise price of these options is $9.09 per share with respect to 22,550 of these options, $5.625 per share with respect to 5,000 of these options, $5.50 per share with respect to 10,000 of these options, $10.45 with respect to 15,000 of these options, and $11.68 per share with respect to 11,667 of these options.

(5)
The exercise price of these options is $6.25 with respect to 3,000 of these options, $5.50 per share with respect to 5,000 of these options, and $10.45 with respect to 7,500 of these options, $11.68 per share with respect to 8,333 of these options.

(6)
The exercise price of these options is $11.68 with respect to 23,333 of these options.

(7)
The exercise price of these options is $11.68 with respect to 6,667 of these options.

(8)
The exercise price of these options is $11.68 with respect to 5,833 of these options.

(9)
The exercise price of these options is $11.68 with respect to 4,167 of these options.

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

        The Bank has a key man life insurance policy on Mr. Hale in the amount of $3,000,000.

        The Company and the Bank are parties to an Employment Agreement with George H. Mantakos dated May 1, 1995, pursuant to which Mr. Mantakos is employed as the President of the Bank. The agreement provides for an annual salary of $125,000 which may be adjusted on the anniversary date of the agreement to an amount to be approved by the Board of Directors. Mr. Mantakos is entitled to participate in any management bonus plans established by the Bank and to receive all benefits offered to employees. Mr. Mantakos will, at the discretion of the Chairman, have the opportunity to receive a bonus in a maximum amount of $20,000 per year. The Compensation Committee is empowered to grant a larger bonus to Mr. Mantakos. Mr. Mantakos receives the use of an automobile provided by the Bank. The term of the Employment Agreement is one year, expiring May 1, 2005 and, if not terminated within 90 days of its termination date, is automatically renewed for one additional year, provided, however, that the Board of Directors of the Bank may terminate the agreement at any time. In the event of involuntary termination for reasons other than gross negligence, fraud or dishonesty (or in the event of the material diminution of or interference with Mr. Mantakos' duties, or a change of control of the Bank), the Bank is obligated to pay Mr. Mantakos his salary through the remaining term plus additional severance equal to the then current annual salary, but not less than $110,000. In such event, Mr. Mantakos is permitted to exercise all options, and warrants held by him, and the Company is obligated to purchase all of the Common Stock owned by Mr. Mantakos at the time of the involuntary termination and all of the Common Stock owned by him after he exercises all of his options and warrants.

CHANGE IN CONTROL AGREEMENTS

        The Company has entered into Change in Control Agreements with Messrs. Hale, Mantakos, Cicero, and Keidel.

        The agreements provide severance payments to these executives should a change in control result in a loss of employment, or a significant change in his or her employment. Under the agreement Messrs. Hale, Mantakos, and Cicero would be entitled to severance payments equal to 2.99 times annual compensation, while Mr. Keidel would receive 1.99 times his annual compensation.

OTHER BENEFITS

        The Company provides life insurance benefits to Messrs. Hale, Mantakos, Cicero and Keidel in an amount equal to two times base annual salary during their employment up to a maximum of $300,000. The Company has agreed to provide post-employment life insurance benefits for these executives of $100,000, subject to a predetermined vesting schedule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The functions of the Compensation Committee include administering management incentive compensation plans, establishing the compensation of officers and reviewing the compensation of directors. The Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform. A copy of the charter is available on the Company's website.

        The Compensation Committee of the Board consists of Messrs. Bondroff, Hoffman and Ms. Brown, who are non-employee directors and have no interlocking relationship or insider participation as defined by the Securities and Exchange Commission. None of the Company's executive officers serves on the Board of Directors or Compensation Committee of a company that has an executive officer that serves on the Company's Board or Compensation Committee. No member of the Company's Board is an executive officer of a company in which one of the company's executive officers serves as a member of the Board of Directors or Compensation Committee of that company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The objectives of the Company's management compensation policy are to attract and retain the best available executive officers; to motivate them to achieve the goals set forth in the Company's business plan; to link executive and stockholder interest through equity-based compensation; and to provide a compensation package that recognizes the executive's contribution, as well as the Company's performance, measured by both short-term and long-term achievements.

        The management compensation policy and the general compensation policies of the Company are established by the Compensation Committee of the Board (The "Compensation Committee"). The Compensation Committee formulates the compensation policy and specific compensation levels for executive officers and administers the Company's equity based compensation plans. Each member of the Compensation Committee is a non-employee director. From time to time, the Compensation Committee retains independent compensation consultants to work on its compensation matters. The Board of Directors approves the recommendations of the Compensation Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

        The Compensation Committee believes that the compensation of the Chief Executive Officer, Edwin F. Hale, Sr., should be based largely upon corporate performance relative to the Company's business plan. In setting Mr. Hale's salary and bonus, the Compensation Committee considered the key role Mr. Hale plays in the continued development and expansion of the Company, its substantial growth, the significance of the public awareness of the Company and the development of commercial and consumer business of the Bank.

        During the tenure of Mr. Hale's leadership, the Company has realized remarkable growth and increased profitability. Total assets, loans and deposits have grown at average compound annual growth rates of 45%, 44% and 42%, respectively, and the Company has grown to the fourth largest publicly traded bank holding company headquartered in Maryland. Profits reached a record level in 2004, exceeding $6.1 million and increasing 15% compared to 2003. The year ended December 31, 2004 marked the fourth consecutive year of higher profits. Growth in assets and loans has far exceeded industry averages, and asset quality has remained solid with net chargeoffs as a percentage of average loans of just .13% since 1995.

        Mr. Hale has been an integral part of the Company's sales and marketing efforts, actively participating in the Company's marketing strategies and serving as spokesman in the Company's radio and television advertising. Through Mr. Hale's efforts, the Company now enjoys name recognition of 89% in the Baltimore Metropolitan area based on an independent market research study conducted in 2004. Through his successful leadership of the Bank, continuous support and promotion of numerous civic and charitable activities, Mr. Hale has become one of the most visible and respected financial leaders in the Bank's market area.

        Mr. Hale has also been a critical factor in the Company's success in raising capital to support its continued growth. Mr. Hale's banking experience and credibility in the capital market has been instrumental in successful capital raising efforts in 1995, 1998, 2001, 2002, 2003 and most recently during the fourth quarter of 2004.

        The Compensation Committee annually reviews competitive data regarding compensation levels and the various forms of compensation received by executives of other financial services organizations in the region. The Compensation Committee sets Mr. Hale's base compensation at $480,000 for 2004, a 12.9% increase over his base salary for 2003. Mr. Hale received bonus payments in 2004 totaling $244,000 based upon the Company's performance, including exceeding its budgeted net income targets.

        Mr. Hale received no stock options in 2004.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

        Recommendations regarding the base salary of the Executive Officers, other then the Chief Executive Officer, are made to the Compensation Committee by the Chief Executive Officer and either approved or modified by the Compensation Committee. The recommendation as to the bonus paid to each Executive Officer is based upon a review of the performance of these officers during the prior year by the Chief Executive Officer and includes the factors described in the preceding section on compensation of the Chief Executive Officer. The Compensation Committee concurred with the recommendations made by the Chief Executive Officer.

        Mr. Cicero, Mr. Mantakos and Mr. Keidel received no stock options in 2004.

SUBMITTED BY THE COMPENSATION COMMITTEE OF
FIRST MARINER BANCORP BOARD OF DIRECTORS

Barry B. Bondroff, Chair
Edith B. Brown
Bruce H. Hoffman

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is comprised of three independent directors (as independence is defined in the National Association of Securities Dealers' listing standards and the Final Rules). The Audit Committee is responsible for overseeing the Company's accounting functions and controls, as well as engaging an accounting firm to audit the Company's financial statements. The Board of Directors has adopted a charter for the Audit Committee (the "Charter") to set forth its responsibilities.

        As required by the Charter, the Audit Committee received and reviewed the report of Stegman & Company regarding the results of their audit, as well as the written disclosures and the letter from Stegman & Company required by Independence Standards Board Standard No. 1. The Audit Committee reviewed and discussed the audited financial statements with the management of the Company. A representative of Stegman & Company also discussed with the Audit Committee the independence of Stegman & Company, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Stegman & Company included the following:

  •
  Stegman & Company's responsibilities in accordance with generally accepted auditing standards;

  •
  The initial selection of, and whether there were any changes in, significant accounting policies or their application;

  •
  Management's judgments and accounting estimates;

  •
  Whether there were any significant audit adjustments;

  •
  Whether there were any disagreements with management;

  •
  Whether there was any consultation with other accountants;

  •
  Whether there were any major issues discussed with management prior to Stegman & Company's selection;

  •
  Whether Stegman & Company encountered any difficulties in performing the audit;

  •
  Stegman & Company's judgments about the quality of the Company's accounting principles;

  •
  Stegman & Company's responsibilities for information prepared by management that is included in documents containing audited financial statements.

        In addition, the Audit Committee must:

  •
  Pre-approve audit and permissible non-audit services provided by Stegman & Company either on an engagement by engagement basis, or pursuant to established policies and procedures;

  •
  Disclose in appropriate filings the fees paid to Stegman & Company categorized as Audit Fees, Audit Related Fees, Tax Fees and All Other Fees for the past two (2) years;

  •
  Ensure Compliance with Regulation FD, Regulation G and Regulation BTR;

  •
  Ensure that the Audit Committee has as a member qualified as an Audit Committee Financial Expert.

        Based on its review of the financial statements and its discussions with management and the representative of Stegman & Company, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF FIRST MARINER
BANCORP BOARD OF DIRECTORS

Michael R. Watson, Chair
Barry B. Bondroff
John Brown III

PERFORMANCE GRAPH

        The following graph compares the performance of the Company's Common Stock, with the performance of a broad market index and a nationally-recognized industry standard assuming in each case both an initial $100 investment on December 31, 1999 and reinvestment of dividends as of the end of the Company's fiscal years. The Company has selected the Nasdaq Market Index as the relevant broad market index because prices for the Company's Common Stock are quoted on Nasdaq National Market. Additionally, the Company has selected the Nasdaq Bank Index as the relevant industry standard because such index consists of financial institutions which the Company believes generally possess assets, liabilities and operations more similar to the Company than other publicly-available indices. However, given the short history of the Company's operations and its rapid growth, the Company believes no truly appropriate comparative index exists.

	Period Ending
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
First Mariner Bancorp	100.00	48.78	111.71	134.27	226.83	214.15
Nasdaq Bank Stock	100.00	114.23	123.68	126.65	162.92	186.45
NASDAQ Market Index	100.00	60.82	48.16	33.11	49.93	54.49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had in the past, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other unaffiliated persons and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Included in our portfolio are loans outstanding from the Company to Edwin F. Hale, Sr. in the aggregate amount of $1.15 million at December 31, 2004, which loans do not involve more than the normal risk of collectibility and bear interest and are collateralized on terms prevailing for comparable transactions.

        The Company has entered into various leases with Hale Properties, LLC, a company owned by Edwin F. Hale, Sr., CEO of the Company, for office and retail space at 3301 Boston Street in Baltimore City. This location includes an expanded full service branch location, a retail mortgage office, and approximately 54,800 square feet of general office space, including the Company's current headquarters. The Company pays annual rent of $988,513 for office and retail mortgage space and $104,541 for 3,000 square feet of retail branch space with extended drive thru facilities. The Company leases from Mr. Hale 34,300 square feet of general office space at 1516 Baylis Street, Baltimore, Maryland, which houses a significant portion of the Company's servicing and operations units. The Company pays annual rent of approximately $415,993 for this office space. The Company also leases 18,400 square feet of storage space and disaster recovery facilities at two other locations owned by Mr. Hale; with the annual rent for these facilities totaling $131,048.

        The Company is currently negotiating to lease approximately 56,500 square feet of office space in a new building currently under construction by Mr. Hale. This building is adjacent to the current headquarters building at 3301 Boston Street and is anticipated to be completed in the second quarter of 2006. At that time, the operations facility at 1516 Baylis Street will be vacated. The additional space will be utilized for growth and the expected rental rates will be approximately $25.00 per square foot triple net. It is anticipated that the lease will be signed in early April, 2005.

        The above leases have been approved by the Audit Committee and the Board of Directors, which believe that such leases are comparable or at least favorable to market rates and terms.

        In October 2004 the Company announced that it has entered into a purchase agreement with Canton Crossing, LLC and Hale Canton, LLC, limited liability companies wholly owned by Edwin F. Hale Sr., whereby the Company would purchase its headquarter building at 3301 Boston Street for $20 million. The sale was completed on March 31, 2005.

        The Company sponsors the activities of the Baltimore Blast, a professional soccer team owned by Edwin F. Hale, Sr. The Company pays approximately $215,000 for a sponsorship package which includes printed material and Company banners displayed at Baltimore Blast games, prize giveaways, free tickets and employee recognition nights. The Company has a letter of credit with the Baltimore Blast in the amount of $400,000 that is secured by cash.

        The Company has obtained the naming rights to the major indoor sports/entertainment facility in Baltimore from Mr. Hale who obtained them from the City of Baltimore. The Company pays Mr. Hale $75,000 per year for the naming rights, which is the same as Mr. Hale pays the City of Baltimore. The Company has a letter of credit with the City of Baltimore in the amount of $375,000 securing performance under the contract.

        The Company has a letter of credit with Canton Crossing, LLC, a limited liability company wholly owned by Mr. Hale for $363,217 that is secured by cash.

        The Audit Committee and the Board of Directors have reviewed and approved the above transactions and believes them to be fair and reasonable, and in the best interest of the Company.

CODE OF CONDUCT AND ETHICS

        The Company has an Employee Code of Conduct and Ethics Policy approved by the Board of Directors that applies to all employees, directors, and officers of the Company, including our principal executive officer, principal financial officer and principal accounting officer. We require all directors, officers and employees to adhere to the Code of Conduct and Ethics Policy in addressing the legal and ethical issues encountered in conducting their work. All employees are required to certify that they have reviewed the Code of Conduct and Ethics Policy and understood it. Additionally, the Company has adopted an Executive Code of Conduct and Ethics that addresses (i) "blackout period" prohibitions on trading in the Company's securities; (ii) prohibitions against insider trading; (iii) corporate opportunities; and (iv) the policy regarding loans to insiders.

Proposal Two:
STOCKHOLDER PROPOSAL RELATING TO SEPARATION OF POSITIONS OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

        Mr. John F. Maas, 4053 Bayberry Ct., Monmouth Jct., New Jersey, 08852 the beneficial owner of 3796.4 shares of common stock, has advised the Company that he plans to introduce the following resolution at the Annual Meeting:

RESOLVED:

        That the shareholders of First Mariner Bancorp (FMB) urge the Board of Directors to adopt a policy that the Chairman of the Board and Chief Executive Officer (CEO) be two different individuals and that the Chairman be an independent director, elected by the directors.

SUPPORTING STATEMENT

        At last year's Annual Meeting this proposal received 21.8% of the votes cast.

        In my opinion, the primary purpose of the Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. I believe that a separation of the roles of Chairman and CEO will promote greater management accountability to shareholders and having an independent Chairman will strengthen the Board's integrity and improve its oversight of management.

        Corporate governance experts have questioned how one person serving as both Chairman and CEO can effectively monitor and evaluate his or her own performance. The National Association of Corporate Directors Blue Ribbon Commission on Director Professionalism has recommended that an independent director should be charged with "organizing the board's evaluation of the CEO and providing continuous ongoing feedback; chairing executive sessions of the board; setting the agenda with the CEO, and leading the board in anticipating and responding to crises." (Report of the NACD Blue Ribbon Commission on Director Professionalism. Washington, D.C.: National Association of Corporate Directors, 1996, reissued 2001).

        Institutional investors have found that a strong objective board leader can best provide necessary oversight of Management. For example, CalPERS' Corporate Governance Core Principles and Guidelines states that "the independence of a majority of the Board is not enough" and that "the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management." (CalPERS' Corporate Governance Core Principles & Guidelines: The United States April 13, 1998, III.A).

        The Baltimore Business Journal reported

    "When companies do business with firms owned by an officer or board member it is known as a "related party transaction." The practice isn't uncommon, but it is receiving increase scrutiny from shareholder advocates who feel it may serve management's interests, not those of shareholders.

    Institutional Shareholder Services said in a report last year that Hale's involvement in "related party transactions" negatively affected First Mariner's corporate governance ranking. The service studies the governance practices of thousands of public companies—from anti-takeover provisions to the number of independent directors—and gives companies an overall ranking.

    Last year, First Mariner, founded in 1995, ranked in the lowest third of about 22,000 public companies ISS surveyed on their corporate governance practices." (Baltimore Business Journal 4/9/2004).

        Andrew Grove, chairman of Intel Corporation, stated "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?" (BusinessWeek, November 11, 2002).

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS

        The Board strongly endorses the view that one of its primary functions is to protect stockholders' interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a particular structure, such as a separate chairman and CEO, is necessary to achieve effective oversight.

        The same proposal has been submitted by Mr. Maas for the previous three years. The stockholders of the Company defeated a similar proposal submitted by Mr. Maas at the 2004 annual meeting, rejecting it by a majority (78.2%) of shares voted by stockholders. The Board of Directors continues to believe that the proposal is not in the best interests of the Company or its stockholders. The Board believes that our Company is best served by having Mr. Hale, who is also a large stockholder, serve as both Chairman and Chief Executive Officer. In this manner, the Chairman, whose interests in the opinion of the Board are aligned with the interest of the public stockholders, acts as a bridge between the Board and the operating organization and provides critical leadership for strategic initiatives.

        Mr. Hale's leadership the Company has continued to reflect solid growth and increasing profits, as evidenced in the Company's growth and performance since its formation in 1995. The Company's profits in 2004 were a record for the fourth consecutive year, increasing 15% over 2003 profits. The Company continues to grow at significant rates while stressing conservative loan underwriting practices which have resulted in strong asset quality measures. In the 9+ years since the Company's formation, we have grown to be the fourth largest bank holding company headquartered in Maryland.

        Mr. Hale has been an integral part of the Company's sales and marketing efforts, actively participating in the Company's marketing strategies and serving as spokesman in the Company's radio and television advertising. Through Mr. Hale's efforts, the Company enjoys name recognition of 89% in 2004 and 94% in 2003 in the Baltimore Metropolitan area based upon an independent market study conducted by Marshall Marketing in each of 2004 and 2003 on behalf of WBAL. Through his leadership of the Bank, as well as other public civic and private endeavors, Mr. Hale has become a very visible and respected business leader in the Bank's operating area.

        Mr. Hale has also been a critical factor in the Company's success in raising capital to support its continued growth. Mr. Hale's banking experience and credibility in the capital markets has been instrumental in successful capital raising efforts in 1995, 1998, 2001, 2002, 2003 and 2004, all of which have supported the Company's continued growth.

        The Board of Directors believes that independent oversight of management is effectively conducted and maintained through the Board. In fact, 14 of the 17 current directors are independent directors and the Chairman has no greater nor lesser vote on matters considered by the Board than any other director.

        Moreover, in addition to the full Board, all various committees of the Board are comprised by a majority of independent directors. The Compensation Committee of the Board consists of three directors, all independent; as detailed in its report appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company—including the Chief Executive Officer—and reports to the Board. The Audit Committee, which is comprised solely of independent directors, oversees the Company's financial practices, regulatory compliance, accounting procedures and financial reporting functions. In addition, the Audit Committee, is specially entrusted by law to pass on related party transactions and possible conflicts of interest, if any. Furthermore, as a regulated entity, any related party transactions are closely scrutinized by federal and state government agencies that regularly examine the Company. In the opinion of the Board of Directors, an independent chairman does not add any value to this already effective process.

        Finally, all directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

        The Board believes that the interests of the Company and its stockholders are best served at this time by the experienced leadership and decisive direction provided by a full-time Chairman and Chief Executive Officer, subject to oversight by the Company's independent directors. The Board—and the Company—is strengthened by the presence of Mr. Hale, who provides strategic, operational, and technical expertise, broad vision and a proven ability to lead the Company to the successes it has experienced. The Board believes that success is promoted by active and independent directors and loyal and hard-working executives who act consistently with a strong set of corporate governance ethics, rather than a particular Board structure. The Board believes that it needs to retain the ability to balance board structure with the flexibility to determine board leadership.

        The Board believes therefore, that this proposal is not in the best interest of the Company or its stockholders and unanimously recommends a vote AGAINST approval of the proposal to separate the office of Chairman and Chief Executive Office, and the accompanying proxy will be so voted, unless a contrary specification is made.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Stegman & Company performed the audit of the Company's financial statements for the year ended December 31, 2004, and the Audit Committee has appointed Stegman & Company to be the Company's auditors for the fiscal year ended December 31, 2005. A representative of Stegman & Company will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit and Non-Audit Fees

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Stegman & Company in 2004 and 2003:

Services Performed	2004	2003
Audit Fees (1)	$124,000	$80,250
Audit-Related Fees (2)	19,500	13,500
Tax Fees (3)	11,250	13,750

Total Fees	154,750	$107,500

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company's financial statements, including the audit of internal controls over financial reporting, and review of the financial statements included in the Company's 10-Q and 10-K filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees are fees for services performed by Stegman & Company that are reasonably related to the performance of the audit or review of the Company's financial statements. This includes auditing the Company's 401(k) plan and review of various registration statements.

(3)
Tax fees are fees for professional services performed by Stegman & Company with respect to tax compliance, tax preparation, tax advice and tax planning in 2003 and 2004, as well as assistance in a Maryland sales tax audit and review of Maryland Tax Credit grants in 2003.

Pre-Approval of Audit and Non-Audit Services

        In 2003, the SEC adopted a rule pursuant to the federal Sarbanes-Oxley Act of 2002 that, except with respect to certain de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, requires Audit Committee pre-approval of audit and non-audit services provided by the Company's independent auditors. In recognition of this responsibility, the following provision is included in the Audit Committee's charter: "In carrying out [its] responsibilities, the Committee will ... pre-approve all audit and permitted non-audit services in accordance with Section 202 of the [Sarbanes-Oxley] Act [of 2002] and the SEC rules promulgated thereunder." All of the services described above were pre-approved by the Audit Committee pursuant to this SEC rule. No fees were paid to the independent registered public accounting firm pursuant to the "de minimus" exception to the foregoing pre-approval policy.

AUDIT COMMITTEE CONSIDERATION

        After due consideration, the Audit Committee has concluded that the provision by Stegman & Company of the non-audit services described above is not incompatible with the maintenance by Stegman & Company of its independence.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended to be included in the proxy statement and voted on by the stockholders at the Annual Meeting of Stockholders to be held in May 2006 must submit in writing proposals, including all supporting materials, to the Company at its principal executive offices no later than December 2, 2005 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to the Company's By-laws, if a stockholder intends to nominate a person for the election to the Company's Board of Directors or present a proposal for business to be considered at the 2006 Annual Meeting of Stockholders but does not seek inclusion of the nomination or proposal in the Company's proxy statement for such meeting, the Company must receive the nomination or proposal after December 2, 2005 and before January 1, 2006 for it to be considered timely received. If the notice of a stockholder nomination or proposal is not timely received, the Company will be authorized to exercise discretionary voting authority with respect to the nomination or proposal.

ANNUAL REPORT

        THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2004 IS ENCLOSED HEREWITH. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON A WRITTEN REQUEST DIRECTED TO EUGENE A. FRIEDMAN, SECRETARY, FIRST MARINER BANCORP, 3301 BOSTON STREET, BALTIMORE, MARYLAND 21224.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.

                      By Order of the Board of Directors,

                      Eugene A. Friedman
                      SECRETARY

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST MARINER BANCORP

May 3, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.
Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	☐ ☐	Edwin F. Hale, Sr. Barry B. Bondroff	(Term Expiring 2008) (Term Expiring 2008)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ ☐ ☐	Bruce H. Hoffman Patricia Schmoke, MD John Brown III	(Term Expiring 2008) (Term Expiring 2008) (Term Expiring 2008)
☐	FOR ALL EXCEPT (See instructions below)	☐	Stephen A. Burch	(Term Expiring 2008)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
		FOR	AGAINST	ABSTAIN
2.	Proposal by a stockholder regarding the separation of the positions of Chairman of the Board and Chief Executive Officer.	☐	☐	☐
The Board of Directors recommends a vote AGAINST proposal 2.

I plan to attend the meeting    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  FIRST MARINER BANCORP
  ANNUAL MEETING OF STOCKHOLDERS
  MAY 3, 2005
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of First Mariner Bancorp (the "Company") hereby appoints Dennis Finnegan and Eugene A. Friedman and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 3, 2005, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1 and AGAINST proposal 2. The undersigned acknowledges receipt of the Company's 2004 Annual Report and the Notice of the Annual Meeting of the Company.

(Continued and to be signed on the reverse side)

COMMENTS:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Tuesday, May 3, 2005, AT 7:15 A.M. at FIRST MARINER BANCORP 3301 Boston Street Baltimore, Maryland 21224
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held on Tuesday, May 3, 2005 AT 7:15 A.M.
SOLICITATION AND REVOCATION OF PROXIES
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Proposal One: ELECTION OF DIRECTORS
Nominees for Election
Continuing Directors
Continuing Directors
BOARD MEETINGS AND COMMITTEES GOVERNANCE OF THE COMPANY
EXECUTIVE COMMITTEE
AUDIT COMMITTEE
COMPENSATION COMMITTEE
NOMINATING COMMITTEE
COMMUNITY ACTION COMMITTEE
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End Option Values
EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
CHANGE IN CONTROL AGREEMENTS
OTHER BENEFITS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION OF CHIEF EXECUTIVE OFFICER
COMPENSATION OF OTHER EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CODE OF CONDUCT AND ETHICS
Proposal Two: STOCKHOLDER PROPOSAL RELATING TO SEPARATION OF POSITIONS OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL AUDITOR FEES AND SERVICES
AUDIT COMMITTEE CONSIDERATION
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS